Exhibit 10.30

SEPARATION AGREEMENT AND GENERAL RELEASE

This Separation Agreement and General Release (this “Agreement”) is made and entered into by and between Paul Ross (“Ross”) and Clinical Micro Sensors, Inc. d.b.a. GenMark Diagnostics, Inc., a Delaware corporation (the “Company”), and inures to the benefit of each of the Company’s current, former and future parents, subsidiaries, related entities, employee benefit plans and each of their respective fiduciaries, predecessors, successors, officers, directors, stockholders, agents, attorneys, employees and assigns. Ross acknowledges that he received termination notification by the Company on March 29, 2012.

RECITALS

In consideration for this agreement, Ross will resign from his position as Chief Financial Officer effective April 22, 2012 (“Resignation Date”) and will remain an employee of the Company until April 30, 2012 (the “Separation Date”).

Ross wishes to confirm his separation from the Company pursuant to the terms and to enter into a general release with the Company, on the terms and conditions set forth herein.

Ross and the Company wish permanently to resolve any and all disputes that may have arisen between them to date, including but not limited to, any disputes arising out of the cessation of Ross’ service to the Company as an officer and employee.

AGREEMENT

THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by and between Ross, on the one hand, and the Company, on the other, as follows:

1. Resignation. Ross hereby irrevocably resigns (i) as an officer of the Company, effective as of the Resignation Date and (ii) as an employee of the Company, effective as of the Separation Date.

2. Wages, Vacation Time, Expenses. The Company will pay Ross all of his earned wages and accrued and unused vacation through the Separation Date (less federal and state withholding and other applicable taxes) and reimburse all business expenses validly incurred by him through the Separation Date.

3. Termination Consideration. Contingent upon this Agreement becoming effective as provided in Section 25 of this Agreement (the “Effective Date”), and provided that Ross remains in compliance with the terms set forth in this Agreement, the Company agrees to pay Ross, as W-2 income, a salary continuation benefit of $100,000, less applicable withholding and other applicable taxes, payable in ten (10) semi-monthly increments of $10,000, less all applicable withholding and other applicable taxes, in accordance with the Company’s standard payroll practices. Ross agrees to make himself reasonably available for transition support during the five (5) month period following the Effective Date, at the request of the Company. If Ross incurs any out-of-pocket expense in connection with providing such transition support, the Company will promptly reimburse Ross for such expense upon receiving reasonably acceptable supporting documents. Additionally, the Company will provide Ross with executive-level outplacement support to further assist with the transition.

4. Health Insurance. Ross acknowledges that he has access to forms by which he may maintain his participation in the Company’s group health insurance plan pursuant to the terms of the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) following the termination of his employment by making necessary premium payments in order to continue such coverage, and Ross agrees that he shall be fully responsible for making the necessary premium payments in order to continue such coverage. The Company agrees to reimburse Ross for premium payments made in order to continue his group health insurance for a maximum period of five (5) months following the Effective Date; provided, however, that the Company’s obligation to make any payment pursuant to this Section 4 shall terminate in the event that Ross has commenced employment with, and is provided health insurance by a third party. Nothing herein shall be deemed to permit Ross to continue participating in any equity compensation plan, cash bonus plan, life insurance, long-term disability benefits, or accidental death and dismemberment plans maintained by the Company after the date of his separation of employment from the Company except to the extent Ross’ right to any compensation or benefit under such plan has already vested as of the date of his separation of employment from the Company. Nothing herein shall limit the right of the Company to change the provider and/or the terms of its group health insurance plans at any time hereafter.

5. General Release by Ross. In consideration of the mutual promises and covenants contained herein, Ross for himself, his spouse, heirs, executors, administrators, assigns and successors, fully and forever releases and discharges the Company and each of its current, former and future parents, subsidiaries, related entities, employee benefit plans and each of their respective fiduciaries, predecessors, successors, officers, directors, stockholders, attorneys, agents, employees and assigns (collectively, the “Company Releasees”), with respect to any and all claims, liabilities and causes of action, of every nature, kind and description, in law, equity or otherwise, whether known or unknown, suspected or unsuspected, which have arisen, occurred or existed at any time prior to the Effective Date of this Agreement, including, without limitation, any and all claims, liabilities and causes of action arising out of or relating to Ross’ equity ownership in the Company (except for Ross’ claim to ownership of such stock options and restricted stock as have already vested in him prior to the Effective Date), Ross’ employment with the Company or the cessation of that employment or Ross’ service as an officer of the Company or the cessation of that service; provided, however, that nothing herein shall release the Company Releasees from any obligations, representations, warranties or other duties under this Agreement or impair the right or ability of Ross or any of the Ross Releasees to enforce the terms thereof.

6. Knowing Waiver of Employment Related Claims. Except as expressly set forth in this agreement, Ross understands and agrees that he is waiving any and all rights he may have had, now has, or in the future may have, against any of the Company Releasees and to all remedies available to him under any employment-related causes of action, including without limitation, claims of wrongful discharge, breach of contract, breach of the covenant of good faith and fair dealing, fraud, violation of public policy, defamation, discrimination, retaliation, harassment, personal injury, physical injury, emotional distress, claims for attorneys’ fees claims under Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, the Americans With Disabilities Act, the Federal Rehabilitation Act, the Family and Medical Leave Act, the California Fair Employment and Housing Act, the California Family Rights Act, the Equal Pay Act of 1963, the provisions of the California Labor Code and any other federal, state or local laws and regulations relating to employment or the conditions of employment. Notwithstanding the foregoing, this release shall not apply to any claims by Ross for workers’ compensation benefits, unemployment insurance benefits, or any other claims that he cannot lawfully waive by this Agreement. This release shall also not affect or diminish any contractual or statutory rights that Ross has to indemnification for acts or omissions within the course and scope of his employment with the Company, nor shall it affect or diminish Ross’ rights to coverage under any applicable insurance policies held by the Company or its officers and directors, nor shall it waive or release Ross’ right to any compensation or benefit the right to which has already vested in him as of the Effective Date.

7. Waiver of Civil Code § 1542. The parties both agree to waive any and all rights and benefits conferred upon each of them by Section 1542 of the Civil Code of the State of California, which states as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

Ross expressly agrees and understands that the release given by him pursuant to this Agreement applies to all unknown, unsuspected and unanticipated claims, liabilities and causes of action which Ross may have against the Company or any of the other Company Releasees.

8. Severability of Release Provisions. The parties agree that if any provision of the release given by Ross or the Company, respectively, under this Agreement is found to be unenforceable, it will not affect the enforceability of the remaining provisions and the courts may enforce all remaining provisions to the extent permitted by law.

9. Promise to Refrain from Suit or Administrative Action. Ross represents that, as of the Effective Date of this Agreement, he has not filed any lawsuits, complaints, petitions, claims or other accusatory pleadings against the Company or any Company Releasees in any court of law or before any government agency. Ross further agrees that, to the fullest extent permitted by law, he will not prosecute in any court, whether state or federal, any claim or demand of any type related to the matters released above, it being the intention of the parties that with the execution of this Agreement, the Company and all Company Releasees will be absolutely, unconditionally and forever discharged of and from all obligations to or on behalf of Ross related in any way to the matters discharged herein. Ross waives his right to recover any type of personal relief from the Company or any Company Releasees, including monetary damages or reinstatement, in any administrative action or proceeding brought by or before any government agency or body, whether state or federal, and whether brought by Ross or on Ross’ behalf, related in any way to the matters released herein.

10. Confidentiality of Agreement. Ross promises and agrees that, unless compelled by legal process, he will not disclose to others and will keep confidential both the fact of and the terms of this Agreement, including the amounts referred to in this Agreement, except that he may disclose this information to his spouse and to his attorneys, accountants and other professional advisors to whom the disclosure is necessary to accomplish the purposes for which Ross has consulted such professional advisors. Ross expressly promises and agrees that, unless compelled by legal process, he will not disclose to any present or former employees of the Company the fact or the terms of this Agreement.

11. No Injuries. Ross acknowledges that he has not suffered any work-related illnesses or injuries while employed by the Company.

12. Non-Solicitation. For one (1) year immediately from the Effective Date, Ross agrees not to interfere with the business of the Company, including, but not limited to, taking any actions to solicit, induce, or otherwise cause (i) any employee or consultant of the Company to terminate his or her employment or engagement with the Company, or to reduce his or her time commitment or scope of services provided to the Company; or (ii) any customer, prospect, potential customer or client of the Company to purchase or obtain the products or services of any firm or business organization which offers a product or service that competes with one of the Company’s products or services. The foregoing restrictions shall apply to Ross regardless of whether he is acting directly or indirectly, alone or in concert with others. Ross understands and agrees that he cannot and will not do indirectly that which he cannot do directly.

13. Nondisparagement. Ross agrees that he will not (directly or indirectly) make any voluntary statements, written or verbal, or cause or encourage others to make any such statements that defame, disparage or in any way criticize the reputation, business practices or conduct of the Company or the Company Releasees. Ross further agrees that he will not (directly or indirectly) engage with the media or participate in any public relations activity involving the Company or the Company Releasees, whether through traditional media outlets, including without limitation, newspapers, television, magazines or trade publications or through other means, including without limitation, blogs, message boards or other “underground” means. The Company agrees that it will not (directly or indirectly) make any voluntary statements, written or verbal, or cause or encourage others to make any such statements that defame, disparage or in any way criticize the reputation of Ross. However, nothing in this Agreement is intended to prevent any party from making truthful statements in any legal proceeding or as otherwise required by law.

14. Integrated Agreement. The parties acknowledge and agree that no promises or representations were made to them concerning the subject matter of this Agreement which do not appear written herein and that this Agreement contains the entire agreement of the parties on the subject matter thereof and that the any offer letter or employment agreement between the parties shall be of no further force nor effect. The parties further acknowledge and agree that parol evidence shall not be required to interpret the intent of the parties and that any agreement between the Company (or its predecessors) and Ross that governs the use of Company confidential information shall remain in full force and effect.

15. Voluntary Execution. The parties hereby acknowledge that they have read and understand this Agreement and that they sign this Agreement voluntarily and without coercion.

16. Waiver, Amendment and Modification of Agreement; Assignment. The parties agree that no waiver, amendment or modification of any of the terms of this Agreement shall be effective unless in writing and signed by all parties affected by the waiver, amendment or modification. No waiver of any term, condition or default of any term of this Agreement shall be construed as a waiver of any other term, condition or default. The rights and liabilities of the parties hereto shall bind and inure to the benefit of their respective successors, heirs, executors and administrators, as the case may be.

17. Representation by Counsel. Ross acknowledges and agrees that he has had the right and sufficient opportunity to be represented by counsel of his own choosing. Ross further acknowledges and agrees that he is not relying on the Company or its outside legal counsel for legal advice regarding this Agreement. The parties further acknowledge that they have entered into this Agreement voluntarily, without coercion, and based upon their own judgment and not in reliance upon any representations or promises made by the other party or parties, other than those contained within this Agreement. The parties further agree that if any of the facts or matters upon which they now rely in making this Agreement hereafter prove to be otherwise, this Agreement will nonetheless remain in full force and effect.

18. California Law. The parties agree that this Agreement and its terms shall be construed under California law, without reference to rules of conflicts of law.

19. Drafting. The parties agree that this Agreement shall be construed without regard to the drafter of the same and shall be construed as though each party to this Agreement participated equally in the preparation and drafting of this Agreement.

20. Counterparts. This Agreement may be signed in counterparts and said counterparts shall be treated as though signed as one document.

21. Return of Company Property. Ross shall return to the Company all of his access keys and electronic passes to the Company’s premises, his blackberry, and all Company data, documents, files, records, computer-recorded information and all copies thereof, in whatever media, in his possession on or before the Effective Date, or sooner upon demand by the Company therefore. Ross specifically promises and agrees that he shall not retain copies (electronic or otherwise) of any company data, documents, files, records or information following the Effective Date of this Agreement.

22. Attorneys’ Fees. Each party shall be responsible for its own legal fees incurred in connection with the entering into of this Agreement.

23. Period to Consider Terms of Agreement. Ross acknowledges that this Agreement was first presented to him on March 29, 2012, that the terms of this Agreement have been negotiated by counsel for both parties, and that he is entitled to have 21 days’ time in which to consider the Agreement. Ross acknowledges that he understands that he should obtain the advice and counsel from the legal representative of his choice before executing this Agreement, and that he executes this Agreement having had sufficient time within which to consider its terms. Ross represents that if he executes this Agreement before 21 days have elapsed, he does so voluntarily, and that he voluntarily waives any remaining consideration period. The parties both agree that any changes to this Agreement negotiated between them after March 29, 2012 shall not require a new 21-day consideration period.

24. Revocation of Agreement. Ross understands that after executing this Agreement, he has the right to revoke it within seven (7) days after his execution of it. Ross understands that this Agreement will not become effective and enforceable unless the seven day revocation period passes and Ross does not revoke the Agreement in writing. Ross understands that this Agreement may not be revoked after the seven day revocation period has passed. Ross understands that any revocation of this Agreement must be made in writing and delivered to the Company (to the attention of the Company’s Chief Executive Officer) within the seven day period, and that if he does so revoke the Agreement, he shall not be entitled to receive any of the benefits described herein.

25. Effective Date. This Agreement shall become effective on the eighth (8th) day after execution by Ross, so long as Ross has not revoked it within the time and in the manner specified in Section 24 of this Agreement.

26. Injunctive Relief; Consent to Jurisdiction. Ross acknowledges and agrees that damages will not be an adequate remedy in the event of a breach of any of his obligations under this Agreement. Ross therefore agrees that the Company shall be entitled (without limitation of any other rights or remedies otherwise available to the Company and without the necessity of posting a bond) to obtain an injunction from any court of competent jurisdiction prohibiting the continuance or recurrence of any breach of this Agreement. Ross hereby submits to the jurisdiction and venue in the federal district court for the Southern District of California and in the courts of the State of California in San Diego County, California. Ross further agrees that service upon him in any such action or proceeding may be made by first class mail, certified or registered, to Ross’ address as last appearing on the records of the Company.

27. Notice. Any notices provided hereunder must be in writing and such notices or any other written communication shall be deemed effective: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient or, if not sent during normal business hours, then on the next business day; (iii) three days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. If notice is to be provided to the Company, Ross shall use the Company’s primary office location; and if notice is to be provided to Ross, the Company shall use Ross’ address as listed in the Company’s payroll records. Any payments made by the Company to Ross under the terms of this Agreement shall be delivered to Ross either in person or at the address as listed in the Company’s payroll records.

28. Arbitration. Any dispute or claim arising out of or in connection with this Agreement will be finally settled by binding arbitration in San Diego, California in accordance with the then-current employment rules of the American Arbitration Association by one (1) arbitrator appointed in accordance with said rules. The arbitrator shall apply California law, without reference to rules of conflicts of law or rules of statutory arbitration, to the resolution of any dispute. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this paragraph, without breach of this arbitration provision.

29. Survival. All Sections set forth herein shall survive termination or expiration of this Agreement.

THE PARTIES TO THIS AGREEMENT HAVE READ THE FOREGOING AGREEMENT AND FULLY UNDERSTAND EACH AND EVERY PROVISION CONTAINED HEREIN. WHEREFORE, THE PARTIES HAVE VOLUNTARILY EXECUTED THIS AGREEMENT ON THE DATES SHOWN BELOW.

COMPANY:	GENMARK DIAGNOSTICS, INC.

	By:	/s/ Jennifer Williams
Jennifer Williams
Senior Vice President, Global Operations
& Human Resources

	Dated:	4/19/12

ROSS:

	By:	/s/ Paul Ross
Paul Ross

	Dated:	4/19/12

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